Exhibit 99.2

Fifth Third Bancorp has developed the document attached as Exhibit 99.2 containing details of a balance sheet restructuring and a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the fourth quarter of 2004.

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Management Discussion of Trends

Balance Sheet Restructuring

We believe extremely low short-term interest rates and steepness in the yield curve over the last couple of years have provided the banking industry and investors in general with an unprecedented opportunity to generate strong returns in a relatively low-risk manner. With continuing improvement in economic conditions and the subsequent diminishing risk of declining short-term interest rates, Fifth Third has undertaken several significant initiatives to better position the balance sheet for current and expected market conditions. Specifically, Fifth Third is implementing several actions to improve its long-term profile and reduce the risks associated with increasing interest rates. These actions include: (i) a reduction through sales of approximately $6.5 billion in the available for sale securities portfolio, or approximately 20 percent from the September 30, 2004 balance of $31.6 billion, with those securities targeted to be sold having a weighted average coupon of approximately 3.2 percent; (ii) the early retirement of approximately $3.0 billion in certain long-term debt with a current weighted average rate of approximately 5.3 percent and a weighted average remaining maturity of approximately six years and; (iii) the termination of approximately $2.5 billion in notional of receive-fixed/pay-variable interest rate swaps. Depending on market conditions, Fifth Third anticipates these actions to result in pre-tax securities losses of approximately $80 million and pre-tax termination charges related to the early retirement of certain long-term debt and cancellation of certain interest rate swaps of up to $260 million in the fourth quarter. Additionally, Fifth Third expects to promptly reduce certain other wholesale borrowings in order to further decrease the speed at which liabilities reprice relative to earning assets with further anticipated increases in interest rates by the Federal Reserve.

In addition to improving the long-term profile of Fifth Third and reducing the risks associated with increasing interest rates, Fifth Third expects these actions will immediately stabilize and improve the net interest margin during the remainder of the fourth quarter as the movement in shorter-term interest rates has pressured Fifth Third’s net interest margin. Margin trends in 2005 will continue to depend upon the speed of further interest rate changes, the level and mix of earning asset and deposit growth and the impact of capital management activities including the magnitude and timing of common stock repurchases.

As a result of the actions described above, Fifth Third expects fourth quarter earnings to be in the range of $.28 to $.30 per diluted share and, correspondingly, full-year 2004 earnings to be in the range of $2.65 to $2.68 per diluted share. For full year 2005, Fifth Third currently expects low double-digit earning asset and net interest income growth on an annualized sequential basis throughout the year with first quarter 2005 representing the first full quarter impact of these actions. On an overall basis, 2005 earnings per diluted share (excluding nonrecurring charges resulting from Fifth Third’s pending acquisition of First National Bankshares of Florida, Inc. and including capital management activities) are expected to increase between 21 and 23 percent over 2004’s expected results.

Other Balance Sheet Trends:

•	Loans and leases are expected to exhibit growth rates similar to those seen in recent periods due to good middle-market commercial loan growth from customer additions and modest improvement in line utilization rates from third quarter levels and continued strength in the level of consumer loan demand. Overall, average total loans and leases are expected to increase at a low teen annualized percentage rate from third quarter levels.

•	Fifth Third expects deposit trends to exhibit good sequential quarter growth through the fourth quarter on the strength of new banking center openings and the ongoing consumer deposit campaign in both the number of accounts and corresponding balances. Fifth Third expects deposit pricing to continue to be very competitive with financial market conditions and is continuing to devote significant focus on attracting new checking account customers.

Service Income

In general, management expects service income categories to show mixed results with growth in some captions mitigated by decreases in mortgage banking and investment advisors. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects fourth quarter electronic payment processing revenues to continue to exhibit strong trends on an operating basis with overall results expected to show strong seasonal and core growth from third quarter levels. Excluding the revenue impact in the prior year period from certain merchant processing contracts sold in the second and third quarters of 2004, representing approximately $25 million in quarterly revenue, processing revenues are expected to increase at a rate approximating 20-24 percent on a core year-over-year basis. Fourth quarter trends are representative of continuing momentum in attracting new customer relationships and good early results in the level of holiday retail sales activity. Fifth Third continues to see significant opportunities to attract new financial institution customers and mid-sized and large retailers.

Investment Advisors

Fifth Third expects fourth quarter investment advisory revenues to decline modestly from third quarter levels and rebound strongly in 2005. Institutional money management and private client revenues continue to show good sales results on new business mitigated by weakness in brokerage and market sensitive revenues. Fifth Third expects near and intermediate term revenue growth to be driven by the degree of success in continuing to expand the institutional money management business and in penetrating its large middle market commercial customer base with retirement and wealth planning services.

Deposit Service Revenue

Retail and commercial deposit account service revenues are expected to produce a mid single digit percent year-over-year growth rate. Commercial deposit based service revenues continue to show solid underlying trends as our sales force continues to add new customers and deepen existing relationships with additional products and services. Retail based deposit service revenues are showing improvement from early fourth quarter results with increased levels of account activity.

Mortgage Banking

Fourth quarter net mortgage banking revenues are expected to decline from the levels seen in the third quarter of 2004 due to a decline in origination volumes in excess of initial expectations and the lack of any significant change in prepayment expectations and the corresponding impact on the valuation of the mortgage servicing rights portfolio.

Expenses

Excluding the impact of the previously discussed termination charges related to the early retirement of certain long-term debt, fourth quarter operating expenses are expected to increase by $10 million to $15 million from third quarter 2004 levels due to modest increases across most captions.

Credit Quality

As a percentage of average loans and leases, fourth quarter net charge-offs are expected to be in the range of 40-45 basis points and the amount of nonperforming assets is not expected to change significantly from third quarter levels. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, avoidance of sub-prime lending businesses, centralized credit risk management and a diversified portfolio positions us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. As a result of expected credit trends, a continuing positive credit outlook and the continuation of strong loss rates on the commercial portfolio, Fifth Third does not expect a significant change in the reserve for credit losses during the fourth quarter.

Other Events

•	Fifth Third will host a pre-recorded call to discuss the fourth quarter 2004 and full-year 2005 financial outlook at approximately 6:00 p.m. (Eastern Standard Time) today. Investors, analysts and other interested parties may dial into the call for approximately 10 days at (800) 642-1687 for domestic access and (706) 645-9291 for international access (passcode: 2627962#).

•	Fifth Third will report fourth quarter earnings on January 18, 2005 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined with First National Bankshares of Florida, Inc. within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third, First National Bankshares and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, First National Bankshares and/or the combined company or the businesses in which Fifth Third, First National Bankshares and/or the combined company are engaged; (8) difficulties in combining the operations of First National Bankshares and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s and First National Bankshares’ filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.